Exhibit 99.1

CONTACT:	Rick Howe
Senior Director, Corporate Communications
858.207.5859
richard.howe@biomedrealty.com

BIOMED REALTY TRUST REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

Strong Gross Leasing Continues with 780,800 Square Feet During the Quarter

SAN DIEGO, Calif. – April 28, 2015 – BioMed Realty Trust, Inc. (NYSE: BMR), the leading real estate company focusing on life sciences, today reported funds from operations (FFO) and core FFO (CFFO) per diluted share of $0.41 for the first quarter ended March 31, 2015, driven by over three million square feet of gross leasing over the past four quarters.

First Quarter Highlights

•

Demand throughout the company’s vibrant core innovation districts generated 780,800 square feet of gross leases during the quarter, including nearly 700,000 square feet of new leases as tenant relationships were formed or expanded with Biogen at 301 Binney Street in Cambridge, Massachusetts; Penn Presbyterian Medical Center at 3737 Market Street in Philadelphia; Stanford Health Care and Advanced Cell Diagnostics at the Pacific Research Center campus in the San Francisco Bay Area; Akamai Technologies and Reed Elsevier at 50 Hampshire Street in Cambridge, Massachusetts; and Juno Therapeutics at 217th Placein the Seattle market.

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The company grew its footprint in the South Lake Union submarket with the acquisition of the 307 Westlake Avenue North building for approximately $90 million. The property comprises 116,200 square feet of laboratory and office space which is 99% leased to four tenants, including approximately 84,800 square feet to Seattle Biomedical Research Institute. Located in close proximity to the BioMed Realty Research Center, which includes an existing 101,000 square foot building and a 123,000 square foot building under construction, the company owns nearly 500,000 square feet of life science research space in the core innovation districts of downtown Seattle.

•

The company recaptured 313,000 square feet of space in three buildings in Cambridge, Massachusetts by terminating certain leases with Vertex Pharmaceuticals. The company received a $14 million termination payment and immediately commenced redevelopment of the Sidney Street and 40 Erie Street properties to meet the growing demand for lab space in this dynamic market.

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Net gains totaling $11.0 million from the sale of equity investments in life science companies in the first quarter, with additional net gains totaling $43.8 million from the sale of an equity investment in a single life science company subsequent to the end of the quarter.

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The company strengthened its executive leadership team with the promotions of John Bonanno to Executive Vice President, Development and Investments and Jonathan Klassen to Executive Vice President and General Counsel.

“As demonstrated by our strong first quarter results, the pace of innovation continues to drive demand for high-quality research environments in the core innovation districts where our deep and experienced team continues to execute and where we are well-positioned to grow with our valued tenant partners,” said Alan Gold, Chairman, President and Chief Executive Officer of BioMed Realty. “Sustained leasing demand is driving rent growth across all of our key markets, and we believe that this trend will continue through 2015.”

FFO, CFFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO, CFFO and AFFO and definitions of terms are included at the end of this release.

First Quarter 2015 Portfolio Update

During the quarter ended March 31, 2015, the company executed 49 leasing transactions representing 780,800 square feet, contributing to an operating portfolio leased percentage on a weighted-average book value basis of 90.7%. With the addition of the new i3 development in San Diego, the active new construction portfolio now comprises eight projects totaling nearly two million square feet, which was 71.9% pre-leased at quarter end.

First quarter leasing comprised:

•	33 new leases totaling approximately 696,400 square feet, highlighted by new tenant relationships with:

•	Biogen for approximately 80,000 square feet at the company’s 301 Binney Street property in Cambridge, Massachusetts;

•	Penn Presbyterian Medical Center for approximately 56,200 square feet at the 3737 Market Street building in Philadelphia;

•	Stanford Health Care for approximately 138,000 square feet and Advanced Cell Diagnostics for approximately 35,100 square feet at the company’s Pacific Research Center in the San Francisco Bay Area;

•	Akamai Technologies for approximately 67,000 square feet and Reed Elsevier for approximately 33,500 square feet at the 50 Hampshire Street property in Cambridge, Massachusetts; and

•	Juno Therapeutics for approximately 67,800 square feet at the 217th Place property in Bothell, Washington.

•	16 lease renewals and extensions totaling approximately 84,400 square feet.

Subsequent to the end of the first quarter, the company executed a new 15-year lease with Alnylam Pharmaceuticals for approximately 295,000 square feet at 675 West Kendall Street in Cambridge, Massachusetts, which is currently leased to Vertex Pharmaceuticals until April 2018.

During the first quarter, the company acquired the 307 Westlake Avenue North building in Seattle’s South Lake Union innovation district for $89.7 million. The building is approximately 116,200 square feet of Class A laboratory and office space, which is 99% leased to four tenants, including approximately 84,800 square feet which serves as the headquarters and research facility for Seattle Biomedical Research Institute.

“Our development pipeline will enable us to capitalize on the continued demand for well-located research space in thriving core innovation districts,” noted John Bonanno, BioMed Realty’s Executive Vice President of Development and Investments. “Our two million square feet under development is 72% pre-leased with tenant relationships across the spectrum of life science and health care communities. And starting construction this quarter on our i3 project in San Diego puts us well ahead of our competition in being able to meet strong market demand in a supply constrained market.”

First Quarter 2015 Financial Results

Total revenues for the first quarter were approximately $178.0 million, compared to approximately $168.9 million for the same period in 2014. Rental revenues for the first quarter were approximately $117.5 million.

CFFO and FFO, calculated in accordance with standards established by NAREIT, for the first quarter were $0.41 per diluted share. These amounts include:

•

The benefit of $16.2 million in lease termination revenue added approximately $0.08 per diluted share, including fees received from Vertex Pharmaceuticals. Lease termination revenues associated with first quarter lease terminations, net of those previously disclosed at 50 Hampshire and 650 East Kendall which collectively amount to $0.02 per diluted share, increased FFO by $0.06 per diluted share. These amounts were partially offset by the loss of previously anticipated rental revenue on terminated space in the first quarter of approximately $0.01 per diluted share, all resulting in a net increase to FFO of $0.05 per diluted share from lease terminations in the first quarter;

•

Realized gains totaling $11.0 million, net of an allocation of income attributable to noncontrolling interests, or $0.05 per diluted share, from the sale of equity investments in life science companies; and

•	A charge of approximately $9.9 million, or $0.05 per diluted share, associated with the previously announced cessation of employment of one of the company’s executives.

AFFO for the quarter was $0.36 per diluted share. The company reported net income attributable to common stockholders for the quarter of approximately $17.3 million, or $0.08 per diluted share.

Subsequent to the end of the quarter, the company realized additional gains totaling $43.8 million, net of an allocation of income attributable to noncontrolling interests, from the sale of an equity investment in a single life science company.

Earnings Guidance

The company’s updated 2015 guidance for net income per diluted share and FFO (and CFFO) per diluted share are set forth and reconciled below. Projected net income per diluted share and FFO (and CFFO) per diluted share are based upon estimated, weighted-average diluted common shares outstanding of approximately 208.4 million and 209.3 million, respectively.

2015
(Low - High)
Projected net income per diluted share attributable to common stockholders	$0.32 - $0.40
Add:
Real estate depreciation and amortization	1.28
Noncontrolling interests in operating partnership	0.01
Projected FFO and CFFO per diluted share	$1.61 - $1.69

Key assumptions underlying the company’s updated projections of 2015 net income per diluted share and FFO (and CFFO) per diluted share are included in the company’s Supplemental Operating and Financial Data for the three months ended March 31, 2015 available on the company’s website. In addition, the company has posted an updated slide presentation for the first quarter on its website under the title “Investor Presentation – April 2015”.

The company’s 2015 FFO and CFFO estimates reflect the impact of previously announced new investments and dispositions, including the acquisition of the 307 Westlake Avenue North building in Seattle and commencement of the i3 development in San Diego in the first quarter. The foregoing estimates do not include the effect of any other revenue or income (or losses) that might arise from lease terminations, other than the impact of lease termination revenue totaling $16.2 million recorded during the three months ended March 31, 2015, which had the net effect of increasing the 2015 FFO and CFFO estimate by $0.08 per diluted share. These estimates also do not include the effect of any investment gains or losses other than gains recorded during the first quarter and additional gains realized since March 31, 2015 from the sale of investments in life science companies totaling $54.8 million, net of an allocation of income attributable to noncontrolling interests, which have the effect of increasing the 2015 FFO and CFFO estimate by $0.26 per diluted share.

The company continues to target new investment opportunities, including acquisitions and new development projects; however, the company’s 2015 FFO and CFFO estimates do not reflect the impact of any other future new investments (acquisitions or development), or related financing activity, as the impact of such investments may vary significantly based on the nature of these investments, timing and other factors.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, financings, acquisitions, dispositions, development and redevelopment and the amount and timing of acquisitions, development and redevelopment activities. The company’s actual results may differ materially from these estimates.

Supplemental Information

Supplemental operating and financial data are available in the Investor Relations section of the company’s website at www.biomedrealty.com.

Teleconference and Webcast

BioMed Realty will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Wednesday, April 29, 2015 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com, which will include an online slide presentation to accompany the call, or live by calling (800) 446-2782 (domestic) or (847) 413-3235 (international) with call ID number 39527085. The complete webcast will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 12:30 p.m. Pacific Time on Wednesday, April 29, 2015 until midnight Pacific Time on Monday, May 4, 2015 by calling (888) 843-7419 (domestic) or (630) 652-3042 (international) and using access code 39527085#.

About BioMed Realty Trust

BioMed Realty, with its trusted expertise and valuable relationships, delivers optimal real estate solutions for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty owns or has interests in properties comprising approximately18 million rentable square feet. Additional information is available at www.biomedrealty.com. Follow us on Twitter @biomedrealty.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with tax credits, grants and other subsidies to fund development activities; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the company to different and potentially greater risks than those associated with the company’s domestic operations; risks associated with the company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with security breaches and other disruptions to the company’s information technology networks and related systems; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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(Financial Tables Follow)

BIOMED REALTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Investments in real estate, net	$5,517,629	5,416,575
Investments in unconsolidated partnerships	34,978	35,291
Cash and cash equivalents	64,958	46,659
Accounts receivable, net	13,518	14,631
Accrued straight-line rents, net	164,049	163,716
Deferred leasing costs, net	219,549	219,713
Other assets	293,737	274,301

Total assets	$6,308,418	6,170,886

LIABILITIES AND EQUITY
Mortgage notes payable, net	$503,200	496,757
Exchangeable senior notes	—	95,678
Unsecured senior notes, net	1,294,255	1,293,903
Unsecured senior term loans	741,626	749,326
Unsecured line of credit	226,000	84,000
Accounts payable, accrued expenses and other liabilities	386,259	381,280

Total liabilities	3,151,340	3,100,944
Equity:
Stockholders’ equity:
Common stock, $.01 par value, 250,000,000 shares authorized, 203,563,054 shares and 197,442,432 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	2,036	1,975
Additional paid-in capital	3,746,823	3,649,235
Accumulated other comprehensive loss, net	14,804	(2,214)
Dividends in excess of earnings	(681,564)	(645,983)

Total stockholders’ equity	3,082,099	3,003,013
Noncontrolling interests	74,979	66,929

Total equity	3,157,078	3,069,942

Total liabilities and equity	$6,308,418	6,170,886

BIOMED REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)

	For the Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Revenues:
Rental	$117,520	120,026
Tenant recoveries	43,956	38,735
Other revenue	16,534	10,115

Total revenues	178,010	168,876

Expenses:
Rental operations	58,647	52,523
Depreciation and amortization	67,080	62,409
General and administrative	12,789	11,942
Executive severance	9,891	—
Acquisition-related expenses	464	1,250

Total expenses	148,871	128,124

Income from operations
Equity in net income / (loss) of unconsolidated partnerships	153	(138)
Interest expense, net	(21,395)	(28,010)
Other income	12,884	8,163

Net income	20,781	20,767
Net income attributable to noncontrolling interests	(3,436)	(1,934)

Net income attributable to the company	$17,345	18,833

Net income per share attributable to common stockholders:
Basic and diluted earnings per share	$0.08	0.10

Weighted-average common shares outstanding:
Basic	200,789,795	190,905,867

Diluted	206,536,148	196,545,536

BIOMED REALTY TRUST, INC.

CONSOLIDATED FUNDS FROM OPERATIONS

(In thousands, except share data)

(Unaudited)

Our FFO and CFFO attributable to common shares and partnership and LTIP units and a reconciliation to net income for the three months ended March 31, 2015 and 2014 was as follows:

	Three Months Ended March 31,
	2015	2014
Net income attributable to the company	$17,345	18,833
Adjustments:
Noncontrolling interests in operating partnership	457	521
Depreciation and amortization – unconsolidated partnerships	1,006	373
Depreciation and amortization – consolidated entities	67,080	62,409
Depreciation and amortization – allocable to noncontrolling interest of consolidated joint ventures	(812)	(441)

FFO attributable to common shares and units – basic	$85,076	81,695
Interest expense on exchangeable senior notes	183	1,688

FFO attributable to common shares and units – diluted	$85,259	83,383
Acquisition-related expenses	464	1,250

CFFO – diluted	$85,723	84,633

FFO per share – diluted	$0.41	0.40

CFFO per share – diluted	$0.41	0.41

Weighted-average common shares and units outstanding – diluted (1)	209,233,553	208,581,807

Our AFFO attributable to common shares and partnership and LTIP units and a reconciliation of CFFO to AFFO for the three months ended March 31, 2015 and 2014 was as follows:

	Three Months Ended March 31,
	2015	2014
CFFO – diluted	$85,723	84,633
Adjustments:
Recurring capital expenditures and second generation tenant improvements	(15,782)	(7,731)
Leasing commissions	(3,556)	(1,910)
Non-cash revenue adjustments	(3,236)	(2,922)
Non-cash debt adjustment	2,960	2,933
Non-cash equity compensation	8,007	3,750
Depreciation included in general and administrative expenses	844	740
Share of non-cash unconsolidated partnership adjustments	46	18
Adjustments for noncontrolling interests	355	—

AFFO attributable to common shares and units	$75,361	79,511

AFFO per share – diluted	$0.36	0.38

Weighted-average common shares and units outstanding – diluted (1)	209,233,553	208,581,807

(1)	The three months ended March 31, 2015 and 2014 include 1,194,015 and 10,525,410 shares of common stock, respectively, which are potentially issuable pursuant to the exchange feature of the exchangeable senior notes due 2030 based on the “if converted” method. The three months ended March 31, 2015 and 2014 include 1,503,390 and 1,510,861 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

We present funds from operations, or FFO, core funds from operations, or CFFO, and adjusted funds from operations, or AFFO, attributable to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO and AFFO when reporting their results.

FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate AFFO by adding to CFFO: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements, and (c) leasing commissions.

Our computation of FFO, CFFO and AFFO may differ from the methodology for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent cash flow available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.